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                                                          Exhibit 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report on Brunswick Biomedical Corporation dated August 24, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.

                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 4, 1996












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